Exhibit 24.1

LYONDELL CHEMICAL COMPANY

POWER OF ATTORNEY

WHEREAS, Lyondell Chemical Company, a Delaware corporation (the ”Company”), intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), a Registration Statement on Form S-8, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the “Registration Statement”), in connection with the Millennium Chemicals Inc. Long Term Stock Incentive Plan, Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan, the Millennium Chemicals Inc. Supplemental Savings and Investment Plan, the Millennium Chemicals Inc. Salary and Bonus Deferral Plan, the Millennium Savings and Investment Plan, the Millennium Chemicals Inc. Sharesave Scheme 1997, the Millennium Inorganic Chemicals Ltd (Asia/Pacific) Employee Share Acquisition Scheme, the Fonds Commun de Placement d’Entreprise “Millennium”, the Share Purchase Plan and the Millennium Inorganic Chemicals Share Incentive Plan.

NOW, THEREFORE, the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Company, does hereby appoint Dan F. Smith, T.Kevin DeNicola, Charles L. Hall and Kerry A. Galvin, and each of them severally, his or her true and lawful attorneys or attorney with power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as may be necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys or any of them shall deem necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned has executed this instrument effective as of the 30th day of November, 2004.

Signature	Title

/s/ DAN F. SMITH Dan F. Smith	President, Chief Executive Officer and Director

/s/ T. KEVIN DENICOLA T. Kevin DeNicola	Senior Vice President and Chief Financial Officer

/s/ KERRY A. GALVIN Kerry A. Galvin	Senior Vice President, General Counsel and Secretary

/s/ CHARLES L. HALL Charles L. Hall	Vice President and Controller

Signature	Title

/s/ DR. WILLIAM T. BUTLER Dr. William T. Butler	Chairman and Director

/s/ CAROL A. ANDERSON Carol A. Anderson	Director

/s/ STEPHEN CHAZEN Stephen Chazen	Director

/s/ TRAVIS ENGEN Travis Engen	Director

/s/ DANNY W. HUFF Danny W. Huff	Director

/s/ DR. RAY IRANI Dr. Ray Irani	Director

/s/ DAVID J. LESAR David J. Lesar	Director

/s/ STEPHEN F. HINCHLIFFE, JR. Stephen F. Hinchliffe, Jr.	Director

/s/ DUDLEY C. MECUM Dudley C. Mecum	Director

/s/ DR. WILLIAM R. SPIVEY Dr. William R. Spivey	Director